             8.5% Series B Cumulative Participating Preferred Stock
                    (Liquidation Preference $25.00 Per Share)

                             ARTICLES SUPPLEMENTARY

                               PRIME RETAIL, INC.

                           ___________________________

        Articles Supplementary Classifying and Designating 637,325 Shares
                              of Preferred Stock as
       8.5% Series B Cumulative Participating Convertible Preferred Stock
                 and 318,663 Shares of Excess Preferred Stock as
                         Excess Series B Preferred Stock

                               PRIME RETAIL, INC.

                                   ___________

        Articles Supplementary Classifying and Designating 637,325 Shares
                              of Preferred Stock as
       8.5% Series B Cumulative Participating Convertible Preferred Stock
                 and 318,663 Shares of Excess Preferred Stock as
                         Excess Series B Preferred Stock

                                   ___________

     Prime Retail, Inc., a Maryland corporation (the "Corporation"), having its principal office in the State of Maryland in the City of Baltimore, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     The Corporation's Amended and Restated Articles of Incorporation, as amended through the dated hereof (the "Articles") set forth the terms, preferences and rights of (i) the Corporation's 8.5% Series B Cumulative Participating Convertible Preferred Stock, $.01 par value per share (the "Series B Preferred Stock") and (ii) the Corporation's Excess Series B Preferred Stock (the "Excess Series B Preferred Stock").

     The Articles also authorize the Corporation to issue, among other shares of capital stock, 150,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), 10,295,898 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"), and 7,412,100 shares of Excess Preferred Stock, $.01 par value per share (the "Excess Preferred Stock").

     Pursuant to authority conferred upon the Board of Directors by the Articles and Bylaws of the Corporation, the Board of Directors adopted resolutions authorizing the issuance of Series B Preferred Stock as part of the consideration related to the merger transactions of the Corporation which were consummated on June 15, 1998.

     In accordance with the foregoing, the number of shares of Preferred Stock to be designated as Series B Preferred Stock and the number of shares of Excess Preferred Stock to be designated as Excess Series B Preferred Stock and the other terms and conditions of such shares of capital stock, as determined by the Board of Directors, are as follows:

                  Section 1.

          (a) Designation of Additional Shares of Series B Preferred Stock. Of the 10,295,898 shares of Preferred Stock authorized by the Articles, 637,325 are hereby designated as Series B Preferred Stock and the number of shares which shall constitute such series shall be increased by 637,825.


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          (b) Other rights, terms and conditions.The preferences, rights, voting
     powers,   restrictions,   limitations  as  to  dividends,   qualifications,
     redemption rights, voting powers, dividend rate and other rights, terms and conditions of the shares hereby designated as Series B Preferred Stock shall be as set forth in the Articles.

                  Section 2.

          (a)  Designation  of  Additional  Shares of Excess  Series B Preferred
     Stock. Of the 7,412,100 authorized shares of Excess Preferred Stock, 318,663 are hereby designated as Excess Series B Preferred Stock and the number of shares which shall constitute such series shall be increased by 318,663.

          (b) Other rights, terms and conditions.The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, redemption rights, voting powers, dividend rate and other rights, terms and conditions of the shares hereby designated as Excess Series B Preferred Stock shall be as set forth in the Articles.

                            [signature page follows]

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          IN  WITNESS  WHEREOF,   the  Corporation  has  caused  these  Articles
     Supplementary  to be signed in its name and on its behalf by its  Executive
     Vice  President,   General  Counsel  and  Secretary  and  attested  by  its
     ________________  on this  _____  day of  ____________,  1998  and its said
     Executive Vice President, General Counsel and Secretary acknowledged under penalties of perjury that these Articles Supplementary are the corporate act of said Corporation and that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.
                                                              PRIME RETAIL, INC.


                                             By:      __________________________
                                                               C. Alan Schroeder
                                               Executive Vice President, General
                                                           Counsel and Secretary


Attest:


________________________
Name:
Title: